Exhibit 10.1
Execution Version
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of April 2, 2008, between ZipRealty, Inc., a Delaware corporation (the “Company”), and Pyramid Technology Ventures I, L.P., a Delaware limited partnership (the “Seller”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires sell to the Company, and the Company desires to purchase from Seller, the securities of the Company held by Seller as more fully described in this Agreement.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Seller and the Company agree as follows:
ARTICLE I.
PURCHASE AND SALE
     1.1 Closing. As soon as possible following the execution of this Agreement but no later than at 9:00 A.M. New York City time on the third business day following the execution of this Agreement (the “Closing Date”), upon the terms and subject to the conditions set forth herein, Seller agrees to sell, and the Company agrees to repurchase, an aggregate of 3,486,300 shares of Common Stock of the Company (the “Shares”), which constitutes all of the Shares currently held by Seller, at a purchase price of $5.00 per share. The Company shall deliver to Seller, via wire transfer, immediately available funds equal to $17,431,500 (the “Purchase Price”) and Seller shall deliver the Shares to the Company on the Closing Date (such deliveries are referred to herein as the “Closing”).
     1.2 Closing Conditions.
     (a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of Seller contained herein; and (ii) the delivery by Seller of certificates representing the Shares to the Company, together with a fully executed stock power and assignment for such shares.
     (b) The obligations of Seller hereunder in connection with the Closing are subject to the following condition being met: (i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein; and (ii) the delivery by the Company of the Purchase Price to Seller.
     1.3 Termination. If the Closing has not occurred by the end of the third business day following execution of this Agreement, either party who is not in breach of this Agreement may terminate this Agreement by written notice to the other party. Termination of this Agreement shall not relieve any breaching party from liability for such breach.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties of the Seller. Seller hereby represents and warrants to the Company as of the Closing Date:
     (a) Ownership of Shares; Full Title. The Shares are duly owned by Seller and Seller has full, good and marketable title in the Shares, free and clear of all liens, charges, security interests, encumbrances, preemptive right or other restriction, other than restrictions under applicable securities laws. Attached on Schedule A hereto is a list of all stock certificates and the number of shares held under certificates held by Seller, and such Schedule reflects all shares owned by Seller, or that Seller otherwise have the right to acquire, including any unexpired options or warrants.
     (b) Sufficient Information. Seller is a sophisticated and experienced investor and has had an opportunity to review all publicly available information about the Company and the opportunity to ask questions of the Company’s Board or officers about the Company’s prospects. Seller has requested and received all information it believes necessary from the Company in order to make an informed decision to sell its Shares to the Company.
     2.2 Representations and Warranties of the Company. The Company hereby represents and warrants as of the Closing Date:
     (a) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents.
     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transaction contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transaction contemplated hereby has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     (c) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or other entity of any kind, including, without limitation, any trading market, in connection with the execution, delivery and performance by the Company of this Agreement, other than any filings required to be made under applicable federal and state securities laws or with the Nasdaq Stock Market, all of which will be made when required. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) contravene or violate any law (including applicable provisions of the Delaware General Corporation Law (the “DGCL”)), rule or regulation to which the Company is subject or any judgment, order, writ, injunction or decree which is applicable to the Company, or (ii) violate, be in conflict with or result in the breach of (with or without the giving of notice or lapse of time, or both), or give rise to the acceleration of any rights or creation of any third party rights resulting from, or require a consent, waiver or notification which has not been obtained from or made to any other party to, any contract, agreement, document or other instrument to or by which the Company is a party or otherwise bound or affected.
     (d) SEC Reports. The Company has complied in all material respects with the requirements to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Sufficient Funds; Solvency. The Company has and on the Closing Date will have immediately available funds sufficient to consummate the transactions contemplated by this Agreement. Upon the consummation of the transactions contemplated hereby, the incurrence of any liabilities incurred in connection herewith and the payment of all fees and expenses of the Company in connection herewith, the Company and its subsidiaries will not (i) be insolvent or left with unreasonably small capital or unreasonably small assets in relation to its business or transactions, (ii) have incurred debts beyond their ability to pay such debts as they become due or (iii) have their capital impaired. The Company’s board of directors has determined, in resolutions delivered to Seller, that (i) the redemption of the Shares will not cause any impairment of the capital of the Company as prohibited by Section 160 of the DGCL and (ii) the Company has sufficient surplus and/or net profits as required by Section 170 of the DGCL to make the payments for the Shares contemplated by this Agreement.

ARTICLE III.
MISCELLANEOUS
     3.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Each party acknowledges and agrees that it is not relying on any representations, warranties, statements, promises or agreements, express or implied, except as expressly set forth in this Agreement, and each party hereby waives and releases any and all claims or causes of action in connection with the transactions contemplated by this Agreement, including any claims under applicable securities laws, excluding only a claim for breach of the representations, warranties, covenants and agreements set forth in this Agreement. All of the representations, warranties and covenants set forth in this Agreement shall survive the closing indefinitely.
     3.2 Further Assurances. The Company and Seller shall each execute and/or cause to be delivered to each other party hereto such instruments, assignments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the sale and purchase of the Shares hereunder and the transactions contemplated by this Agreement.
     3.3 Filing of Form 4. Seller covenants to timely file a Form 4 with Securities and Exchange Commission (the “SEC”) reporting the sale of the Shares, in accordance with the Exchange Act.
     3.4 Standstill.
     (a) For a period commencing from and after the Closing and ending on the first anniversary of the date of this Agreement, the Seller shall not, without the prior written consent of the Company or its board of directors: (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any subsidiary thereof, or any successor to or person in control of the Company, or any assets of the Company or any subsidiary or division thereof or any such successor or controlling person; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company; (iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets; (iv) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act in connection with any of the forgoing; (v) otherwise act or seek to control or influence the management, board of directors or policies of the Company; (vi) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (i) through (v) above; or (vii) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 3.4.

     (b) Seller hereby represents and warrants to the Company as of the Closing Date it has no subsidiaries or controlled affiliates. Should within the period referred to in clause (a) above the Seller have a subsidiary or controlled affiliate, the Seller shall cause each such subsidiary or controlled affiliate to comply with the provisions of such clause (a).
     3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
     3.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     3.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(Signature Pages Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

ZipRealty, Inc.

By:	/s/ J. Patrick Lashinsky
Name: J. Patrick Lashinsky
Title: Chief Executive Officer and President

SELLER

Pyramid Technology Ventures I, L.P.

By:	Taurus Partners, LLC, sole General Partner

By:	/s/ Marc Cellier
Name: Marc Cellier
Title: Member

By:	/s/ Alexandre Jenkins Rhea
Name: Alexandre Jenkins Rhea
Title: Member

Schedule A

SHARES	CERTIFICATE NUMBER
251,933	ZIPR0240
499,482	ZIPR0241
280,198	ZIPR0242
276,441	ZIPR0243
793,360	ZIPR0254
763,358	ZIPR0258
508,298	ZIPR0735
18,242	ZIPR0742
10,000	ZIPR0777
9,548	ZIPR0784
58,440	ZIPR0785
17,500*	ZIPR0788

*	Includes an additional 500 shares of Common Stock to be issued or credited to Friedman, Billings, Ramsey & Co., Inc. per Rule 144 sale as directed in the Letter of Authorization.